Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER 2020 RESULTS

For the first quarter of 2020, the Company reports:
•Net loss attributable to common shareholders of $185 million, or ($2.20) per diluted common share, and ex-PGAAP operating loss of $161 million, or ($1.90) per diluted common share
•Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $300 million, or 26.9 points, including $235 million, or 21.3 points attributable to the COVID-19 pandemic
•Current accident year combined ratio, excluding catastrophe and weather-related losses decreased by 3.8 points and ex-PGAAP current accident year combined ratio, excluding catastrophe and weather-related losses decreased by 4.2 points
•Book value per diluted common share of $49.78

Pembroke, Bermuda, May 4, 2020 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2020.
Commenting on the first quarter 2020 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"As our industry and society continue to navigate the challenges brought on by COVID-19, our primary thoughts are with the people, families and communities that have been directly impacted by the pandemic, and with the health and safety of our staff.

"Like all (re)insurers, our financial results have been impacted by COVID-19. The losses from the pandemic overshadowed what otherwise would have been an excellent quarter for AXIS. The first quarter was highlighted by a more than 4 point improvement in our ex-PGAAP current accident year ex-cat combined ratio with better results across our losses, acquisition costs and general and administrative expenses. This continued improvement is driven by our efforts over the past few years to enhance profitability within our portfolio, enhance operating efficiency, and deliver growth across our most attractive lines.

"We have a well-balanced book of business, great relationships with our producers, and – despite the remote work environment – we are continuing to deliver the same high level of service to our customers..

"Our actions are grounded in our corporate purpose, a belief that we exist to help people, organizations and communities during their time of need. We proudly stand by our clients and partners in distribution as we together navigate this transformed environment."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Results

•Net loss attributable to common shareholders for the first quarter of 2020 was $185 million, or ($2.20) per diluted common share, compared to net income available to common shareholders of $98 million, or $1.16 per diluted common share, for the first quarter of 2019.
•Operating loss1 for the first quarter of 2020 was $164 million, or ($1.94) per diluted common share1, compared to operating income of $105 million, or $1.24 per diluted common share, for the first quarter of 2019.
•Ex-PGAAP operating loss2 for the first quarter of 2020 was $161 million, or ($1.90) per diluted common share2, compared to ex-PGAAP operating income of $112 million, or $1.33 per diluted common share, for the first quarter of 2019.
•Adjusted for dividends declared, the book value per diluted common share decreased by $5.60, or 10%, compared to December 31, 2019.
•Adjusted for dividends declared, the book value per diluted common share decreased by $1.44, or 3%, over the past twelve months.

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Operating loss per diluted common share for the three months ended March 31, 2020, was calculated using weighted average common shares outstanding due to the operating loss recognized in the period.
2Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating return on average common equity ("ex-PGAAP operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, and annualized return on average common equity ("ROACE"), respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Ex-PGAAP operating loss per diluted common share for the three months ended March 31, 2020, was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights3

•Gross premiums written decreased by $152 million, or 6%, to $2.4 billion with a decrease of $242 million, or 14% in the reinsurance segment, partially offset by an increase of $90 million or 11% in the insurance segment.
•Net premiums written decreased by $98 million, or 6%, to $1.7 billion with a decrease of $150 million, or (12%) in the reinsurance segment, partially offset by an increase of $52 million or 10% in the insurance segment.

	Three months ended March 31,
KEY RATIOS	2020	2019	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	57.1%	58.9%	(1.8 pts)
Catastrophe and weather-related losses ratio	26.9%	0.9%	26.0 pts
Current accident year loss ratio	84.0%	59.8%	24.2 pts
Prior year reserve development ratio	(0.6%)	(1.3%)	0.7 pts
Net losses and loss expenses ratio	83.4%	58.5%	24.9 pts
Acquisition cost ratio	21.9%	23.0%	(1.1 pts)
General and administrative expense ratio	14.5%	15.4%	(0.9 pts)
Combined ratio	119.8%	96.9%	22.9 pts
•Ex-PGAAP current accident year combined ratio, excluding catastrophe and weather-related losses decreased by 4.2 points associated with the repositioning of our portfolios and the exit from certain product lines.
•Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $300 million, or 26.9 points primarily attributable to the COVID-19 pandemic and other weather-related events this quarter, compared to $11 million, or 0.9 points in 2019.
•Estimated pre-tax losses, net of reinsurance and reinstatement premiums attributable to the COVID-19 pandemic were $235 million. This estimate was primarily associated with property related coverages, but also included event cancellation and accident & health coverages, and considered a global shelter in place order that remains in effect until July 31, 2020.
•Net favorable prior year reserve development was $6 million (Insurance $4 million; Reinsurance $2 million), compared to $15 million (Insurance $7 million; Reinsurance $8 million) in 2019.
•Underwriting income (loss) for the first quarter of 2020 and 2019 included the recognition of premiums attributable to the balance sheet of Novae Group plc ("Novae") at October 2, 2017 (the "closing date" or the "acquisition date"), without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $0.5 million and $6 million of acquisition expenses related to premiums earned in the first quarter of 2020 and 2019, respectively, benefited the acquisition cost ratio by 0.1 points and 0.5 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 1.5 points in the quarter compared to the same period in 2019 due to changes in business mix.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•Amortization of value of business acquired ("VOBA") of $2 million and $13 million, was recognized in the first quarter of 2020 and 2019, respectively. This expense impacted operating income (loss) but was not included in the results of the insurance and reinsurance segments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended March 31,
($ in thousands)	2020	2019	Change
Gross premiums written	$940,715	$851,096	10.5%
Net premiums written	581,650	529,239	9.9%
Net premiums earned	562,064	556,762	1.0%
Underwriting income (loss)	(122,630)	20,919	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	54.2%	56.2%	(2.0%)
Catastrophe and weather-related losses ratio	30.4%	1.4%	29.0%
Current accident year loss ratio	84.6%	57.6%	27.0%
Prior year reserve development ratio	(0.7%)	(1.2%)	0.5%
Net losses and loss expenses ratio	83.9%	56.4%	27.5%
Acquisition cost ratio	20.1%	21.2%	(1.1%)
Underwriting-related general and administrative expense ratio	17.9%	19.0%	(1.1%)
Combined ratio	121.9%	96.6%	25.3%
nm - not meaningful
•Ex-PGAAP current accident year combined ratio, excluding catastrophe and weather-related losses decreased by 5.2 points associated with the repositioning of our portfolios and the exit from certain product lines.
•Gross premiums written increased by $90 million, or 11%, primarily attributable to increases in professional lines, liability, property, and marine lines driven by new business and favorable rate changes.
•Net premiums written increased by $52 million, or 10%, reflecting the increase in gross premiums written in the quarter.
•The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 2.0 points in the first quarter compared to the same period in 2019, principally due to a decrease in loss experience in marine and aviation lines, together with the continued impact of rate over trend, partially offset by changes in business mix.
•Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $178 million, primarily attributable to the COVID-19 pandemic and other weather-related events this quarter, compared to $8 million in 2019.
•Estimated pre-tax losses, net of reinsurance and reinstatement premiums attributable to the COVID-19 pandemic were $135 million. This estimate was primarily associated with property related coverages, but also included event cancellation coverages, and considered a global shelter in place order that remains in effect until July 31, 2020.
•Net favorable prior year reserve development was $4 million this quarter, compared to $7 million in the first quarter of 2019.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•Underwriting income (loss) for the first quarter of 2020 and 2019 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $0.5 million and $6 million of acquisition expenses related to premiums earned in the first quarter of 2020 and 2019, benefited the acquisition cost ratio by 0.1 points and 1.1 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 2.2 points in the first quarter compared to the same period in 2019 due to changes in business mix.
•The underwriting-related general and administrative expense ratio decreased by 1.1 points in the quarter attributable to a modest decrease in underwriting-related general and administrative expense related to professional services fees, and travel and entertainment expenses, together with a modest increase in in net premiums earned.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2020	2019	Change
Gross premiums written	$1,490,443	$1,732,130	(14.0%)
Net premiums written	1,097,394	1,247,820	(12.1%)
Net premiums earned	526,561	577,450	(8.8%)
Underwriting income (loss)	(74,137)	56,903	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	60.2%	61.5%	(1.3 pts)
Catastrophe and weather-related losses ratio	23.1%	0.5%	22.6 pts
Current accident year loss ratio	83.3%	62.0%	21.3 pts
Prior year reserve development ratio	(0.4%)	(1.3%)	0.9 pts
Net losses and loss expenses ratio	82.9%	60.7%	22.2 pts
Acquisition cost ratio	23.9%	24.7%	(0.8 pts)
Underwriting-related general and administrative expense ratio	5.5%	5.6%	(0.1 pts)
Combined ratio	112.3%	91.0%	21.3 pts
nm - not meaningful
•Current accident year combined ratio, excluding catastrophe and weather-related losses decreased by 2.2 points associated with the repositioning of our portfolios.
•Gross premiums written decreased by $242 million, or 14%, primarily attributable to catastrophe, credit and surety, and property lines driven by non-renewals and decreased line sizes. In addition, agriculture lines decreased due to the timing of the renewal of a significant contract. These decreases were partially offset by increases in liability, and accident and health lines driven by new business due to favorable market conditions.
•Net premiums written decreased by $150 million, or 12%, reflecting the decrease in gross premiums written in the quarter, together with increases in premiums ceded in motor, liability, and property lines.
•Other insurance loss was $9 million this quarter, compared to other insurance income of $5 million in the first quarter of 2019 primarily due to the recognition of full limit loss of $10 million associated with the WHO pandemic risk-linked swap.
•The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 1.3 points in the first quarter compared to the same period in 2019, principally due to changes in business mix and a decrease in loss experience in aviation lines.
•Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $122 million, primarily attributable to the COVID-19 pandemic and other weather-related events this quarter, compared to $3 million in 2019.
•Estimated pre-tax losses, net of reinsurance and reinstatement premiums attributable to the COVID-19 pandemic were $100 million. This estimate was primarily associated with property related coverages, but also included accident and health coverages, and considered a global shelter in place order that remains in effect until July 31, 2020.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•Net favorable prior year reserve development was $2 million this quarter, compared to $8 million in the first quarter of 2019.
•The acquisition cost ratio decreased by 0.8 points in the quarter, due to changes in business mix and the impact of retrocessional contracts, partially offset by adjustments related to loss sensitive features.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $93 million for the quarter represents a decrease of $14 million, compared to the first quarter of 2019 primarily attributable to lower hedge fund returns. Net realized and unrealized losses recognized in net income for the quarter were $63 million, including net unrealized losses of $61 million ($55 million excluding foreign exchange movements) following a decrease in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $13 million in the first quarter of 2019.

Pre-tax total return on cash and investments4 was (1.7%) including foreign exchange movements ((1.3%) excluding foreign exchange movements5), primarily due to net unrealized losses of $275 million ($224 million excluding foreign exchange movements) following a decrease in the market value of our fixed income portfolio during the quarter. The net unrealized losses of $275 million are net of an allowance for expected credit losses of $20 million and an other than temporary impairment charge for the quarter of $1 million. The prior year pre-tax total return was 2.3% including foreign exchange movements (2.2% excluding foreign exchange movements). Our fixed income portfolio book yield was 2.7% at March 31, 2020 compared to 3.1% at March 31, 2019. The market yield was 2.9% at March 31, 2020.

4 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
5 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(61)m and $11m for the three months ended March 31, 2020 and 2019, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital6 at March 31, 2020 was $6.6 billion, including $1.8 billion of debt and $550 million of preferred equity, compared to $7.4 billion at December 31, 2019. The decrease in total capital was attributable to the net loss generated for the three months ended March 31, 2020, net unrealized losses reported in other comprehensive income following a decrease in the market value of our fixed income portfolio, the redemption of our Series D Preferred Shares, and common share dividends declared.

On December 10, 2019, we issued $425 million aggregate principal amount of 4.90% junior subordinated notes. On January 17, 2020, $225 million of the proceeds were used to redeem all of our 5.50% Series D Preferred Shares. We will use the remaining proceeds from the issuance of these notes to repay our 5.875% senior unsecured notes due on June 1, 2020.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $6.01 in the current quarter, and by $3.06 over the past twelve months, to $49.78. The decrease in the quarter was driven by net loss generated, net unrealized losses reported in other comprehensive income, and common share dividends declared, while the decrease in the past twelve months was driven by net unrealized losses reported in other comprehensive income and common share dividends declared.

During the first quarter of 2020, the Company declared dividends of $0.41 per common share, with total dividends declared of $1.62 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share decreased by $5.60, or 10%, for the quarter and decreased by $1.44 or 3%, over the past twelve months.

6 Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Tuesday, May 5, 2020 at 9:30 a.m. (EDT) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing 1-888-317-6003 (U.S. callers) or 1-412-317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 6024972. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers) or 1-412-317-0088 (international callers) and entering the passcode 10142399. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement relating to our financial results for the quarter ended March 31, 2020 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at March 31, 2020 of $4.8 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2020 (UNAUDITED) AND DECEMBER 31, 2019

	2020	2019

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,076,186	$12,468,205
Equity securities, at fair value	404,945	474,207
Mortgage loans, held for investment, at fair value	517,181	432,748
Other investments, at fair value	797,808	770,923
Equity method investments	94,244	117,821
Short-term investments, at fair value	77,101	38,471
Total investments	13,967,465	14,302,375
Cash and cash equivalents	755,961	1,241,109
Restricted cash and cash equivalents	485,102	335,348
Accrued interest receivable	76,569	78,085
Insurance and reinsurance premium balances receivable	3,485,043	3,071,390
Reinsurance recoverable on unpaid losses and loss expenses	4,101,579	3,877,756
Reinsurance recoverable on paid losses and loss expenses	357,185	327,795
Deferred acquisition costs	611,229	492,119
Prepaid reinsurance premiums	1,281,808	1,101,889
Receivable for investments sold	34,137	35,659
Goodwill	102,003	102,003
Intangible assets	227,821	230,550
Value of business acquired	7,194	8,992
Operating lease right-of-use assets	140,149	111,092
Other assets	315,523	287,892
Total assets	$25,948,768	$25,604,054

Liabilities
Reserve for losses and loss expenses	$13,082,273	$12,752,081
Unearned premiums	4,395,240	3,626,246
Insurance and reinsurance balances payable	1,263,389	1,349,082
Debt	1,808,645	1,808,157
Payable for investments purchased	123,678	32,985
Operating lease liabilities	143,071	115,584
Other liabilities	292,894	375,911
Total liabilities	21,109,190	20,060,046

Shareholders' equity
Preferred shares	550,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,307,998	2,317,212
Accumulated other comprehensive income (loss)	(89,919)	171,710
Retained earnings	5,836,007	6,056,686
Treasury shares, at cost	(3,766,714)	(3,778,806)
Total shareholders' equity	4,839,578	5,544,008

Total liabilities and shareholders' equity	$25,948,768	$25,604,054

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	Three months ended
	2020	2019

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,088,625	$1,134,212
Net investment income	93,101	107,303
Net investment gains (losses)	(62,877)	12,767
Other insurance related income (loss)	(8,707)	6,929
Total revenues	1,110,142	1,261,211

Expenses
Net losses and loss expenses	908,073	664,028
Acquisition costs	238,650	260,418
General and administrative expenses	157,060	175,091
Foreign exchange losses (gains)	(61,683)	7,056
Interest expense and financing costs	23,472	15,895
Reorganization expenses	(982)	14,820
Amortization of value of business acquired	1,799	13,104
Amortization of intangible assets	2,870	3,003
Total expenses	1,269,259	1,153,415

Income (loss) before income taxes and interest in income (loss) of equity method investments	(159,117)	107,796
Income tax (expense) benefit	4,867	(1,234)
Interest in income (loss) of equity method investments	(23,577)	2,219
Net income (loss)	(177,827)	108,781
Preferred share dividends	7,563	10,656
Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$(2.20)	$1.17
Earnings (loss) per diluted common share	$(2.20)	$1.16
Weighted average common shares outstanding	84,094	83,725
Weighted average diluted common shares outstanding	84,094	84,272
Cash dividends declared per common share	$0.41	$0.40

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	2020			2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$940,715	$1,490,443	$2,431,158	$851,096	$1,732,130	$2,583,226
Net premiums written	581,650	1,097,394	1,679,044	529,239	1,247,820	1,777,059
Net premiums earned	562,064	526,561	1,088,625	556,762	577,450	1,134,212
Other insurance related income (loss)	647	(9,354)	(8,707)	1,742	5,187	6,929
Net losses and loss expenses	(471,812)	(436,261)	(908,073)	(313,776)	(350,252)	(664,028)
Acquisition costs	(112,751)	(125,899)	(238,650)	(117,775)	(142,643)	(260,418)
Underwriting-related general and
administrative expenses(7)	(100,778)	(29,184)	(129,962)	(106,034)	(32,839)	(138,873)
Underwriting income (loss) (8)	$(122,630)	$(74,137)	(196,767)	$20,919	$56,903	77,822

Net investment income			93,101			107,303
Net investment gains (losses)			(62,877)			12,767
Corporate expenses(7)			(27,098)			(36,218)
Foreign exchange (losses) gains			61,683			(7,056)
Interest expense and financing costs			(23,472)			(15,895)
Reorganization expenses			982			(14,820)
Amortization of value of business acquired			(1,799)			(13,104)
Amortization of intangible assets			(2,870)			(3,003)
Income (loss) before income taxes and interest in income (loss) of equity method investments			$(159,117)			$107,796

Net losses and loss expenses ratio	83.9%	82.9%	83.4%	56.4%	60.7%	58.5%
Acquisition cost ratio	20.1%	23.9%	21.9%	21.2%	24.7%	23.0%
General and administrative
expense ratio	17.9%	5.5%	14.5%	19.0%	5.6%	15.4%
Combined ratio	121.9%	112.3%	119.8%	96.6%	91.0%	96.9%

7Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $27 million and $36 million for the three months ended March 31, 2020 and 2019, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
8Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	Three months ended
	2020	2019

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125
Net investment (gains) losses(9)	62,877	(12,767)
Foreign exchange losses (gains)(10)	(61,683)	7,056
Reorganization expenses(11)	(982)	14,820
Interest in (income) loss of equity method investments (12)	23,577	(2,219)
Income tax benefit	(2,811)	(405)
Operating income (loss)	$(164,412)	$104,610

Earnings (loss) per diluted common share	$(2.20)	$1.16
Net investment (gains) losses	0.75	(0.15)
Foreign exchange losses (gains)	(0.73)	0.08
Reorganization expenses	(0.01)	0.18
Interest in (income) loss of equity method investments	0.28	(0.03)
Income tax benefit	(0.03)	—
Operating income (loss) per diluted common share	$(1.94)	$1.24

Weighted average diluted common shares outstanding	84,094	84,272

Average common shareholders' equity	4,529,293	4,390,114

Annualized return on average common equity	nm	8.9%

Annualized operating return on average common equity(13)	nm	9.5%

9Tax cost (benefit) of ($5,677) and $2,835 for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
10Tax cost (benefit) of $2,527 and ($582) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
11Tax cost (benefit) of $339 and $(2,658) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
12Tax cost (benefit) of $nil for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
13Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	Three months ended
	2020	2019

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125
Net investment (gains) losses(9)	62,877	(12,767)
Foreign exchange losses (gains)(10)	(61,683)	7,056
Reorganization expenses(11)	(982)	14,820
Interest in (income) loss of equity method investments (12)	23,577	(2,219)
Income tax benefit	(2,811)	(405)
Operating income (loss)	$(164,412)	$104,610
Amortization of VOBA and intangible assets(14)	4,697	16,002
Amortization of acquisition costs(15)	(478)	(6,267)
Income tax benefit	(801)	(1,849)
Ex-PGAAP operating income (loss)(2)	$(160,994)	$112,496

Earnings (loss) per diluted common share	$(2.20)	$1.16
Net investment (gains) losses	0.75	(0.15)
Foreign exchange losses (gains)	(0.73)	0.08
Reorganization expenses	(0.01)	0.18
Interest in (income) loss of equity method investments	0.28	(0.03)
Income tax benefit	(0.03)	—
Operating income (loss) per diluted common share	$(1.94)	$1.24
Amortization of VOBA and intangible assets	0.06	0.19
Amortization of acquisition costs	(0.01)	(0.07)
Income tax benefit	(0.01)	(0.02)
Ex-PGAAP operating income (loss) per diluted common share(2)	$(1.90)	$1.33

Weighted average diluted common shares outstanding	84,094	84,272

Average common shareholders' equity	4,529,293	4,390,114

Annualized return on average common equity	nm	8.9%

Annualized operating return on average common equity(13)	nm	9.5%

Annualized ex-PGAAP operating return on average common equity(2)	nm	10.2%

14Tax (benefit) of $(892) and $(3,040) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax cost of $91 and $1,191 for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Risk and Uncertainties
The determination of the Company's net claims provision for its insurance segment is based on its ground-up assessment of losses from individual contracts and treaties, including a review of contracts with potential exposure to the COVID-19 pandemic. The determination of the Company's net claims provision for its reinsurance segment is largely based on industry insured loss estimates, market share analyses and catastrophe modeling analyses, where appropriate. In addition, the Company considered preliminary information received from clients, brokers and loss adjusters. Due to the nature of these events, including the complexity of loss assessment, factors contributing to the net claims provision, and the preliminary nature of the information available to prepare the estimate of the net claims provision, particularly related to the COVID-19 pandemic, the actual net ultimate amount of the loss for these events may differ materially from this current net claims provision.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•the adverse impact of the recent COVID-19 outbreak and resulting pandemic;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest or other unanticipated losses;
•actual claims exceeding our loss reserves;
•general economic, capital and credit market conditions;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•our inability to purchase reinsurance or collect amounts due to us;
•the breach by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders and intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;
•changes in accounting policies or practices;
•the use of industry catastrophe models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•increased competition;
•changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union;
•fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;
•the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;
•the failure to realize the expected benefits or synergies relating to our transformation initiative;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC (including as those
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

factors are updated in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020). These filings are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), pre-tax total return on cash and investments excluding foreign exchange movements, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a fair representation of the performance of our business.

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of after-tax amortization of VOBA and intangible assets, and after-tax amortization of acquisition costs, both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to analyze the performance of our business.

Acquisition of Novae
On October 2, 2017, we acquired Novae. At the acquisition date, we identified VOBA which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the three months ended March 31, 2020 and 2019 included the recognition of premiums attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com